OCI Resources LP – Transaction Overview July 2015

OCI Resources LP 2 Disclaimer • Cautionary Note Regarding Forward-Looking Statements. This document contains “forward-looking” statements. You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “seek”, “will”, “may” or similar expressions that are predictions of or indicate future events or trends. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that theses statements are not guarantees of performance or results and that actual future results may vary materially. They involve risks, uncertainties, and assumptions. Many factors could affect our actual financial results and could cause actual results to differ materially from those expressed in the forward- looking statements. In light of these risks, uncertainties, and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to use or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. • Use of Non-GAAP Financial Measures. OCIR provides financial measures and terms not calculated in accordance with accounting principles generally accepted in the United States (GAAP). Presentation of non- GAAP measures such as, but not limited to, “EBITDA”, provide investors with an alternative method for assessing our operating results in a manner that enables them to more thoroughly evaluate our performance. These non- GAAP measures provide a baseline for assessing OCIR’s future earnings expectations. Management uses these non-GAAP measures for the same purpose. The non-GAAP measures included in this presentation are provided to give investors access to the types of measures that we use in analyzing our results. • Information Regarding Analyst Estimates, Ciner and Eti Soda. Information regarding analyst estimates about OCIR is based upon data made available to OCIR by such analysts, and information regarding Ciner and Eti Soda is based upon data made available to OCIR by Ciner and Eti Soda. OCIR has not independently verified any such information.

OCI Resources LP 3 Transaction Overview • On July 20, 2015, OCI Enterprises Inc. announced its intent to sell its interest in OCI Resources LP to Park Holding A.S. (“Park Holdings”), a subsidiary of Ciner Group of Istanbul, Turkey. The transaction includes: • 100% of the general partner and related incentive distribution rights of OCI Resources LP (NYSE: OCIR); • 4,775,500 OCIR common units; and • 9,775,500 OCIR subordinated units • Results in Park Holdings owning 100% of OCIR’s general partner and approximately 73% of its limited partner interests • Purchase price of $429 million implies a ~$574 million equity value for OCIR on a 100% basis, or ~9.5x 2015 EBITDA based on consensus analyst estimates • Assuming a $25 - $35 million value for the GP, results in a $27.50 - $28.00 per LP unit value • The transaction is subject to customary closing conditions and regulatory approvals that are outside of the control of OCIR, and is expected to close by the end of the third quarter of 2015

OCI Resources LP 4 About Ciner Group • Established in 1978, Ciner Group is primarily active in energy, mining, shipping and media and is one of the largest conglomerates in Turkey • Coal & Copper Mining • Soda Ash and Sodium Bicarbonate Production (Eti Soda) • Glass manufacturing • Electricity Generation • Newspapers & Printing • Movie & TV Production • TV & Radio Broadcasting • Online media Energy, Mining and Glass Media Shipping • Owns a fleet of 26 Bulkers, Containers, and Tankers which are managed by time charters

OCI Resources LP 5 About Eti Soda • Eti Soda, produces natural soda ash and sodium bicarbonate from the world’s second largest trona reserve • Eti’s trona mine is located in the Beypazarı district of Ankara and utilizes solution mining • The trona solution is taken into the monohydrate process and converted to sodium carbonate and sodium bicarbonate products and are sold throughout the world, in particular to the European market • Currently produces 1 million metric tons of soda ash and 100,000 metric tons of sodium bicarbonate annually • Eti Soda has a partnership structure whereby a 74% share belongs to Ciner Group and a 26% share belongs to Eti Mining Corporation, a Turkish government entity

OCI Resources LP 6 Transaction Rationale • Provides OCI Enterprises the capital to continue to develop its solar photovoltaics business in North America • Significantly expands Ciner Group’s Soda Ash business and market share. Combined entity will be 2nd largest producer of natural soda ash in the world. • Provides a well capitalized parent to support growth opportunities of OCIR • Marks Ciner Group’s first investment in United States and is anticipated to serve as its local platform for growth